Exhibit 16.1

July 17, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Response Genetics, Inc.'s statements included under Item 4.01(a) of its Form 8-K filed on July 17, 2009 and we agree with such statements concerning our firm.

/s/SingerLewak LLP

SingerLewak LLP